UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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REGIS CORPORATION
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD
STARBOARD VALUE LP
STARBOARD VALUE AND OPPORTUNITY S LLC
STARBOARD VALUE GP LLC
STARBOARD PRINCIPAL CO LP
STARBOARD PRINCIPAL CO GP LLC
JAMES P. FOGARTY
JEFFREY C. SMITH
DAVID P. WILLIAMS
PETER A. FELD
MARK MITCHELL

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STARBOARD VALUE

Investor Presentation
Regis Corporation
October 12, 2011

Overview of Starboard Value LP

Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing in publicly traded U.S. small cap companies. Starboard invests in deeply undervalued small cap companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Starboard has a 10 year track record of successfully working with companies to create value for all shareholders.

STARBOARD VALUE

Why Real Change is Required at Regis Now

The current Board has overseen an extended period of underperformance and change is necessary

- Stock price has dramatically underperformed peers over the last one-, three-, and five-year periods
- Weak and declining financial performance
- A long history of poor capital allocation decisions

Stockholders deserve better – we have a better plan

- Current Board has limited industry experience, minimal vested financial interest, and an average Board tenure of over 14 years
- Current Board has approved excessive executive compensation despite poor performance
- ISS and Glass Lewis have both recommended withhold votes for existing Board members at past annual meetings

Our nominees are better and committed to representing the best interests of all Regis stockholders

- Starboard's nominees, two of whom are independent of Starboard, have the necessary business and financial experience to oversee a successful turnaround of Regis
- Starboard Value is one of the Company's largest stockholders and beneficially owns 5.2% of the shares outstanding

STARBOARD VALUE

Change Is Necessary

Regis Has Dramatically Underperformed

Regis' stock price has materially underperformed both the broader equity markets and its specialty retail peers over the past 1-, 3-, and 5-year periods

Summary Returns

	Share Price Performance [(1)]		
	1 Year	3 Year	5 Year
Russell 2000 Index	19.3%	-0.5%	10.2%
Direct Peer Group [(2)]	125.2%	230.7%	N/A
Proxy Peer Group [(3)]	20.8%	28.5%	32.9%
Regis Corp.	**-19.1%**	**-54.9%**	**-60.4%**
Underperformance vs. Russell	-38.4%	-54.4%	-70.6%
Underperformance vs. Direct Peer Group	-144.3%	-285.6%	N/A
Underperformance vs. Proxy Peer Group	-39.9%	-83.4%	-93.3%

Five-Year Regis Stock Price Chart


100%
50%
0%
-50%
-100%
8/15/2006
8/15/2007
8/14/2008
8/14/2009
8/14/2010
8/14/2011
Regis
Russell 2000
Proxy Peer Group

Three-Year Regis Stock Price Chart


300%
200%
100%
0%
-100%
8/15/2008
2/11/2009
8/10/2009
2/6/2010
8/5/2010
2/1/2011
7/31/2011
Regis
Russell 2000
Direct Peer Group
Proxy Peer Group

One-Year Regis Stock Price Chart


200%
150%
100%
50%
0%
-50%
8/16/2010
10/28/2010
1/9/2011
3/23/2011
6/4/2011
Regis
Russell 2000
Direct Peer Group
Proxy Peer Group

(1) Total Return as of August 15, 2011, one day prior to public release of Starboard letter to management.
(2) Direct Peer Group includes salon/beauty-related peers: ULTA and SBH. Both companies are excluded from 5-year performance because they were not public in August 2006.
(3) Proxy Peer Group sourced from Regis' 2011 proxy and includes AAP, AZO, CBRL, DIN, EAT, FL, GME, HRB, JACK, PETM, PZZA, RSH, SBUX, SCI.

STARBOARD VALUE

Weak Historical Financial Performance

Regis' inability to adjust its cost structure has resulted in years of declines in operating margins and EBITDA margins

Revenue



$ millions
Growth
2,500
2,250
2,000
1,750
1,500
15.0%
10.0%
5.0%
0.0%
-5.0%
2004
2005
2006
2007
2008
2009
2010
2011
Total Revenue
% Growth

General & Administrative Expenses (1)



$ millions
% of Sales
350
300
250
200
150
100
50
0
15.0%
14.0%
13.0%
12.0%
11.0%
10.0%
9.0%
2004
2005
2006
2007
2008
2009
2010
2011
Total G&A Expense
G&A as % of Sales

Operating Income (2)



$ millions
Margin
200
150
100
50
10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
2004
2005
2006
2007
2008
2009
2010
2011
Operating Income
Operating Margin

EBITDA (2)



$ millions
Margin
300
280
260
240
220
200
15.0%
14.0%
13.0%
12.0%
11.0%
10.0%
9.0%
2004
2005
2006
2007
2008
2009
2010
2011
EBITDA
EBITDA Margin

Revenue increased from $1.9 to $2.3 billion
Operating Income declined from $181 to $78 million

(1) General & Administrative Expense was classified as 'Corporate and Franchise Support Costs' in 2004 10-K.
(2) Excludes goodwill impairment and lease termination costs.

STARBOARD VALUE

Weak Financial Performance Relative to Peer Group

Despite having gross margins that are among the highest of its specialty retail peer group, the Company's operating margins are currently among the lowest in the group

Specialty Retail LTM Gross Margins (1)


70%
60%
50%
40%
30%
20%
10%
0%
14.5%
17.3%
20.7%
26.7%
30.6%
31.5%
34.2%
34.4%
36.3%
36.5%
43.1%
43.6%
45.7%
48.7%
50.0%
50.8%
58.3%
Jack in the Box Inc.
Brinker
Service Corp.
GameStop
Papa John's
Cracker Barrel
Ulta Salon
PetSmart
H&R Block
DineEquity
Foot Locker
RadioShack
Regis
Sally Beauty
Advance Auto Parts
AutoZone
Starbucks

Healthy Core Business

Specialty Retail LTM Operating Margins (1)


30%
25%
20%
15%
10%
5%
0%
3.1%
3.4%
6.4%
6.9%
7.1%
7.2%
7.4%
7.4%
7.7%
10.0%
10.1%
13.0%
16.3%
16.3%
17.8%
18.3%
22.3%
Jack in the Box
Regis
Foot Locker
GameStop
Cracker Barrel
Papa John's
RadioShack
Brinker
PetSmart
Advance Auto Parts
Ulta Salon
Starbucks
Service Corp.
Sally Beauty
H&R Block
AutoZone
DineEquity
Regis
Proxy Peer Group
Direct Peer Group

Inefficiently Operated

Note: Peer Group outlined in Regis' 2011 proxy includes AAP, AZO, CBRL, DIN, EAT, FL, GME, HRB, JACK, PETM, PZZA, RSH, SBUX, SCI.
(1) Source is Capital IQ. Peer group margins are measure over the last twelve months.

STARBOARD VALUE

Significant Capital Expenditures and Acquisitions Have Destroyed Shareholder Value

Since 2003, Regis has spent over $1.7 billion on acquisitions and capital expenditures, yet the Company's enterprise value has <u>declined</u> by $650 million over this period

Historical Acquisitions and Capital Expenditures (2)


($ in Millions)
$2,000
$1,500
$1,000
$500
$0
$144 $144
$174 $318
$430 $748
$275 $1,023
$159 $1,182
$219 $1,401
$114 $1,515
$62 $1,576
$90 $1,666
2003
2004
2005
2006
2007
2008
2009
2010
2011
Annual Acquisitions & CapEx
Cumulative Since 2003

$1.7 billion Spent on Acquisitions and CapEx

Historical Regis Enterprise Value (1)


($ in Millions)
$2,500
$2,000
$1,500
$1,000
$500
$0
$1,687
$2,075
$2,351
$2,177
$2,014
$1,820
$1,540
$1,266
$1,012
2003
2004
2005
2006
2007
2008
2009
2010
2011

$650 million decline in Enterprise Value

(1) $1,012m is the Enterprise Value for Regis on August 15, 2011, the day before Starboard released its public letter.
(2) Totals include Capital Expenditures and Asset Acquisitions line items from Regis financial statements.

STARBOARD VALUE

Significant Capital Expenditures and Acquisitions Have Destroyed Shareholder Value (Continued)

Regis' Board has overseen a number of capital allocation decisions that have destroyed value

Capital Allocation Decision	Description
Empire Education Group	• Acquired many different Beauty Schools from 2003 through 2006 for close to $100 million. • Regis then divested assets to Empire Education Group in 2007 for 49% ownership in the combined entity. In 2008, despite increasing its ownership to 55%, Regis' Board elected to hand over complete voting control of these assets to avoid consolidation of Empire's performance in the consolidated financial statements of Regis.
Hair Club for Men	• Regis purchased Hair Club in 2004 for $210 million, or ~7x EBITDA (vs. current Regis multiple of 4.5x EBITDA).
Provalliance	• Regis acquired Jean Louis David and other European salons and then subsequently sold these assets to Frank Provost / Provalliance in 2008 for 30% ownership in the combined entity. • Based on our understanding of the deal terms for Provalliance, the Board agreed to accept a put/call arrangement in the transaction agreement that we believe allows the majority owner of Provalliance to obligate Regis to pay 10.0x EBITDA for shares put to them, yet the majority owner may call Regis' shares for 6.0x EBITDA.
Equity Issuance Near 5-Year Low	• Regis issued additional shares in July 2009, increasing its shares outstanding by over 30% at a price of $12.37 per share, near a 5 year low. Regis also issued $172 million of convertible notes, that will dilute existing shareholders by an additional 19%, if converted.
Increased Investment in Provalliance	• The $56 million investment of additional equity in Provalliance in 2011 was based on the put/call arrangement described above. We believe Regis funded this additional equity investment at a valuation of 10.0x Provalliance EBITDA despite Regis trading at only 4.5x EBITDA.

STARBOARD VALUE

Significant Capital Expenditures and Acquisitions Have Destroyed Shareholder Value (Continued)

We particularly take issue with management's recent decision to invest an additional $56 million into Provalliance

Regis May 10, 2011 Investor Presentation

Example of economics of acquiring a salon in the North America business unit:

Hair Salon Acquisitions

Illustrative Example

Prototypical Acquisition: 10 Salons

Sales:	$2,500,000
Operating cash flow:	
Seller's historical	$400,000
Regis' future (with synergies)	$500,000
Maximum purchase price:	$1.40M - $2.0M
Purchase price/seller's operational cash flow:	3.5 - 5.0 times
Regis payback:	3 - 4 years

Analysis of 2011 Provalliance Investment

Regis paid $56 million for an additional 17% stake in Provalliance, which implies that the Company is worth $329 million, or almost 10x EBITDA

Purchase Price	$56
Ownership stake	17%
Implied Value of Provalliance	**$329**
Provalliance Trailing EBITDA (1)	$35
Implied EV / EBITDA Purchase Multiple	*9.5x*

Why would management purchase a <u>minority interest</u> in salons in Europe for almost 10x EBITDA, when they can acquire and control North American salons for less than 5x EBITDA?

(1) Based on numbers disclosed in Regis Investor Presentation.

STARBOARD VALUE

Excessive Executive Compensation

We have serious concerns about the disconnect between Regis' share price performance and its executive compensation practices

- Paul Finkelstein collected nearly **$15 million** in compensation from 2008 through 2010, despite a 30% share price decline.
- Mr. Finkelstein's retirement benefits entitle him to a minimum of **$800,000 per year** **for the rest of his life**.
- Survivor benefit of retirement plan entitles Mr. Finkelstein's wife to a minimum of **$400,000 per year** **for the rest of her life**.
- The Company estimates the projected benefit obligation of these deferred compensation contracts totals over **$33 million**.
- In addition, Mr. Finkelstein is entitled to a **$2.75 million** transition payment upon the appointment of a new CEO.
- Compensation due to Mr. Finkelstein in the event of an involuntary termination amounts to over **$48 million** including severance, pro-rata bonus, accelerated vesting of existing equity awards, insurance benefits, accelerated retirement benefits, and tax gross-ups.
- Total executive compensation has exceeded **$10 million** per year for the past three years.

Regis Share Price Performance vs. Regis Executive Compensation (1)


Compensation ($ millions)
$20
$15
$10
$5
$0
RGS Share Price
$50.00
$40.00
$30.00
$20.00
$10.00
$3.3
$8.5
$6.7
$14.8
$12.0
$10.6
2006
2007
2008
2009
2010
2011

Total Compensation = $55.9m

Decline in Share Price = -60.4%

(1) Includes total Board compensation and total compensation for top 5 executives.

STARBOARD VALUE

ISS Raises Serious Concerns in 2009

- ISS cited the Company's poor total shareholder return and the CEO's above average pay, and the unnecessary tax gross-ups paid by the Company on benefits for executives.

- ISS recommended shareholders withhold their votes for the members of the compensation committee of the Board at the 2009 annual meeting of shareholders and noted in 2010 that it will continue to monitor the Company's compensation practices moving forward.

Excerpts from 2009 ISS Report:

- "Company executives are paid well enough that they can pay their own taxes. RMG considers these tax gross-ups to be problematic because they are an unnecessary cost to shareholders and run counter to the pay-for-performance philosophy."

- "RMG notes that [Regis], in conjunction with poor performance, employs multiple problematic governance practices and takeover defense mechanisms …A governance structure that discourages director accountability may lead to the entrenchment of the board and management. …Regis is such a company."

RiskMetrics Group

ISS Governance Services

US Proxy Advisory Services

Publication Date : October 13, 2009

Regis Corp.

Company Info

Ticker	RGS
Meeting	Annual October 29, 2009
Record Date	September 1, 2009
Incorporated	Minnesota

Owns, operates, and franchises hairstyling and hair care salons (GICS:25302020)

Shareholder Returns

	1 yr%	3 yr%	5 yr%
Company	-33.23	-20.69	-16.68
Russell 3000	-38.70	-10.38	-3.75
GICS peers	-19.79	2.23	8.42

Annualized shareholder returns. Peer group is based on companies inside the same "Global Industry Classification Standard" code

Recommendations - US Standard Policy

Item	Code*	Proposal	Mgt. Rec.	ISS Rec.
1.1	**M0201**	**Elect Director Rolf F. Bjelland**	**FOR**	**WITHHOLD**
1.2	M0201	Elect Director Paul D. Finkelstein	FOR	FOR
1.3	**M0201**	**Elect Director Thomas L. Gregory**	**FOR**	**WITHHOLD**
1.4	M0201	Elect Director Van Zandt Hawn	FOR	FOR
1.5	**M0201**	**Elect Director Susan S. Hoyt**	**FOR**	**WITHHOLD**
1.6	M0201	Elect Director David B. Kunin	FOR	FOR
1.7	**M0201**	**Elect Director Stephen Watson**	**FOR**	**WITHHOLD**
2	M0101	Ratify Auditors	FOR	FOR
3	M0535	Approve Executive Incentive Bonus Plan	FOR	FOR
4	M0516	Amend Nonqualified Employee Stock Purchase Plan	FOR	FOR

*S indicates shareholder proposal

ISS recommended shareholders withhold for both Rolf Bjelland and Susan Hoyt – 2 of the incumbent directors we are challenging

STARBOARD VALUE

Regis Has Received a "D" Grade from Glass Lewis

- Three out of the last four years, the Company has received a D grade from Glass Lewis & Co., a leading proxy advisory service ("Glass Lewis"), for its executive compensation. (D grade for 2007, C grade for 2008, D grade for 2009, D grade for 2010).
- Specifically, Glass Lewis noted that the Company paid compensation to its CEO on par with the Company's peers, despite performance that was worse than the Company's peers.
- As a result, Glass Lewis recommended that shareholders withhold votes for Susan Hoyt, the chairman of the compensation committee of the Board. However, Ms. Hoyt still remains chairman of the compensation committee.

Excerpts from 2010 Glass Lewis Report:

- "Regis executive compensation received a D grade in our proprietary pay-for-performance model, which uses 36 measurement points. The company paid: more compensation to its top officers than the median compensation for 31 similarly sized companies with a median enterprise value of $1 billion…and more than a sub-industry group of 15 specialized consumer services companies."
- **"Nominee [Susan] Hoyt has served as Chairman of the Compensation Committee during the past two fiscal years, during which time the Company was deficient in linking pay with performance as indicated by our pay-for-performance analysis. The Compensation Committee has the responsibility of reviewing all aspects of the compensation program for the Company's executive officers. It appears to us that Ms. Hoyt, as Chairman of the Committee, has not effectively served shareholders in this regard."**

GLASS LEWIS & Co

PROXY PAPER

Regis Corporation
NYSE: RGS
Industry: Personal Services
Meeting Date: October 28, 2010
Record Date: August 31, 2010

Lead Analysts
Kern McPherson, kmcpherson@glasslewis.com
Marian Macindoe, mmacindoe@glasslewis.com

Historical Compensation Score

Fiscal Year	2008	2009	2010
Grade	C	D	D

2010 ANNUAL MEETING

Proposal	Issue	Board	GL&Co.
1.00	Election of Directors	For	Split
1.01	Elect Rolf Bjelland	For	For
1.02	Elect Joseph Conner	For	For
1.03	Elect Paul Finkelstein	For	For
1.04	Elect Van Zandt Hawn	For	For
1.05	Elect Susan Hoyt	For	Withhold
1.06	Elect David Kunin	For	Withhold
1.07	Elect Stephen Watson	For	For
2.00	Ratification of Auditor	For	For

STARBOARD VALUE

Related Party Transactions

We have serious concerns with Regis' related party transactions and believe they are symptomatic of the broader corporate governance issues at the Company

Related Parties	Relationship to	Fiscal 2011 Transactions
Myron Kunin	Founder of Regis, Father of David Kunin	Provides **$250,000** per year in services to Myron Kunin in exchange for leasing artwork from Curtis Squire Inc., his family investment company
David B. Kunin	Regis Board Member, Son of Myron Kunin	David B. Kunin is the owner and CEO of Beautopia, LLC, which was paid **$219,038** for hair care products
Timothy Kunin	Son of Myron Kunin, Brother of David Kunin	**$306,994** for magazine subscriptions paid to Timothy Kunin
Neil Finkelstein	Brother of Paul Finkelstein	**$139,698** to Stylist Wear, Inc. for capes and towels. Neil Finkelstein receives commissions from purchases made by Regis from Stylist Wear, Inc.
Michael Finkelstein	Son of Paul Finkelstein	**$156,281** in commissions to Michael Finkelstein relating to life insurance policies maintained by Regis

- Regis' most recent proxy filing states: "Pursuant to the terms of the Audit Committee Charter, the Audit Committee is required to review and approve related party transactions with our General Counsel; however, we have not adopted formal policies or procedures for this review and approval process. Accordingly, while the Audit Committee reviewed and approved each of the transactions described above, no particular policies or procedures were followed in connection with such review and approval."

Why would the Board allow these transactions to persist when there are many alternatives that would avoid obvious conflicts of interest?

Truly independent Board members should just say "NO".

STARBOARD VALUE

Where is the benefit for shareholders?

Where is the benefit for shareholders for:

The Board to approve paying Paul Finkelstein a minimum of $800,000 each year for the rest of his life?

The Board to approve paying Paul Finkelstein's wife a minimum of $400,000 each year for the rest of her life after Paul dies?

The Board to allow for the Company to buy its magazines from a Board member's brother?

The Board to allow for the Company to buy life insurance from Paul Finkelstein's son?

The Board to allow for the Company to buy capes and towels from Paul Finkelstein's brother?

The Board to allow for the Company to buy hair care products from a Board member?

STARBOARD VALUE

Board Composition and Corporate Governance

CEO Selection Process

- One of the most important functions a board provides is to identify, hire, fire, and appropriately incentivize management.
- We question whether this board properly fulfilled its responsibility by selecting the long time CFO, Randy Pearce, as Paul Finkelstein's successor **without even exploring other alternatives**.
- Regis should have conducted a search process that included **both internal and external candidates** and evaluated each on their merits in order to determine who would be the best choice. Mr. Pearce should have been one of the candidates, **not the only candidate**.
- It appears that the board instead blindly chose to hire a 26-year veteran of Regis **with no experience outside of Regis and no marketing or sales experience** despite the long-term underperformance of Regis during his tenure.
- Do you believe Mr. Pearce is so clearly the best choice to be CEO or is he just the easy choice?

Is this Board working hard on behalf of shareholders or is this Board putting the interests of long time employees ahead of the interests of shareholders?

STARBOARD VALUE

Board Composition and Corporate Governance

Director Selection Process

- For 14 years, David Kunin served as a director of Regis with his **primary qualification being that he is the son of the Company's founder.** The Board further allowed Mr. Kunin, and others, to benefit for years from a long list of related party transactions.
- It took our involvement for the Board to realize it was time for Mr. Kunin to step down, as **he had little chance of being re-elected if challenged.**
- Instead of running a full search process to identify the most qualified candidate to replace Mr. Kunin, the Board hastily nominated Michael J. Merriman, who was brought to the Board by the Company's own financial advisor and has a **prior relationship with one of Regis' current board members.**
- The Board did not run a full search to find the best board candidate, instead, **they once again made the easy choice**.

Is Mr. Merriman truly the best possible Board candidate for Regis or is he just another easy choice?

STARBOARD VALUE

Most Existing Board Members Have Limited Public Board Experience

- Long tenure – average tenure of the current board is over 14 years
- Most Regis board members lack experience on other public company boards
- Application of "Best Practices" is crucial to the appropriate governance and oversight of a public company

Regis Board Members / Tenure	Other Public Board Experience
Rolf F. Bjelland 1983 (on Regis board for 28 years)	NONE
Van Zandt Hawn 1991 (on Regis board for 20 years)	NONE
Susan Hoyt 1995 (on Regis board for 16 years)	NONE

The Regis board is severely lacking individuals who have had broad exposure to public company "best practices" to ensure effective governance and oversight

STARBOARD VALUE

We Have A Better Plan

STARBOARD VALUE

Revenue Initiatives and Same-Store-Sales Comparables

Stabilizing and improving revenue and same-store-sales is crucial

- We are absolutely aligned in our view that stabilization of revenue and improvement in same-store-sales comparables is critically important to the future success of Regis.
- Our strategy includes focus on both revenue / same-store-sales initiatives <u>and</u> cost initiatives. They are NOT mutually exclusive.
- Regis has been attempting to address extremely weak long-term trends in revenue growth and same-store-sales for years with very poor results.
  - Failed to invest in appropriate technology (POS / CRM).
  - Very limited expertise and track record on the board to address this issue.
- As shown below, Regis' same-store-sales trends over the past 5 years are alarming.
  - Significantly underperformed the peer group in same-store-sales in 5 of the past 6 years

Historical Revenue Growth and Same-Store-Sales Trends (1)



6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
0.4%
2.7%
0.2%
2.5%
1.5%
1.5%
-3.1%
0.2%
-3.2%
-0.1%
-1.7%
4.5%
2006
2007
2008
2009
2010
2011
Regis Same Store Sales Growth
Peer Group Same Store Sales Growth

The current board has had more than ample time to address revenue and same-store-sales declines, yet has repeatedly failed to do so – why will it be different this time?

(1) Peer Group same-store-sales represents median annual same-store-sales for Direct Peer Group and Proxy Peer Group excluding the peers that do not report same-store-sales (HRB and SCI)

STARBOARD VALUE

Improve Financial Performance

Reduce unallocated corporate general & administrative expenses

- Unallocated corporate overhead includes 750 employees at the Company's home office in Minneapolis, another 500 employees at its distribution center, and expenses such as non-cash compensation, professional fees, and other expenses.
- In 2011, this amounted to $168 million, or 7.2% of revenue. This compares to $89 million in 2004, or 4.6% of revenue.
- Regis has one of the highest ratios of operating expenses to sales in its comp group.

Specialty Retail Operating Expenses / Sales (1)


100%
90%
80%
70%
96.9%
96.6%
93.6%
93.1%
92.9%
92.8%
92.6%
92.6%
92.3%
90.0%
89.9%
87.0%
83.7%
83.7%
82.2%
81.7%
77.7%
Jack in the Box
Regis
Foot Locker
GameStop
Cracker Barrel
Papa John's
Radio Shack
Brinker
PetSmart
Advance Auto Parts
Ulta Salon
Starbucks
Service Corp.
Sally Beauty
H&R Block
AutoZone
DineEquity
Regis
Proxy Peer Group
Direct Peer Group

- This is partially driven by a significant increase in unallocated corporate general & administrative expenses:

Historical Growth in Unallocated Corporate General & Administrative Expenses

Fiscal Year Ended June	2004	2005	2006	2007	2008	2009	2010	2011	Change 2011 vs. 2004
Total Revenue	$1,923	$2,194	$2,431	$2,373	$2,481	$2,430	$2,358	$2,326	$403
% Growth	*14.2%*	*14.1%*	*10.8%*	*-2.4%*	*4.6%*	*-2.1%*	*-2.9%*	*-1.4%*	*20.9%*
Unallocated Corporate G&A	$89	$101	$112	$127	$132	$124	$129	$168	$79
% Growth		*13.1%*	*11.3%*	*13.4%*	*3.9%*	*-5.9%*	*3.5%*	*30.5%*	*88.4%*

(1) Peer Group operating expenses measure over the past twelve months.

STARBOARD VALUE

Improve Financial Performance

Growth in operating expenses has outpaced revenue growth resulting in significant margin contraction

- The core North America salon business appears healthy – Regis has historically stated that on a "four-wall" basis, the North America salon business **generates 25% free cash flow margins**
- However, due to significant increases in operating expenses "outside the salon", **operating margins have deteriorated**
  - North America general & administrative costs have grown at a much faster rate than North America salon revenues

Fiscal Year Ended June	2004	2005	2006	2007	2008	2009	2010	2011	Change 2011 vs. 2004
Total Revenue	$1,923	$2,194	$2,431	$2,373	$2,481	$2,430	$2,358	$2,326	$403
% Growth	*14.2%*	*14.1%*	*10.8%*	*-2.4%*	*4.6%*	*-2.1%*	*-2.9%*	*-1.4%*	*20.9%*
North America G&A	$90	$99	$108	$119	$137	$118	$114	$122	$32
% Growth		*9.9%*	*9.2%*	*10.0%*	*14.9%*	*-14.1%*	*-3.2%*	*7.3%*	*35.5%*

- We believe significant opportunities exist to achieve both improved top and bottom line performance in North America. Key issues to address include:
  - **Too many brands** each with disparate field organizations (inefficient and unable to leverage "best practices")
  - **Poor integration** of past acquisitions (redundancy and excess costs)
  - **Antiquated internal systems** and back office infrastructure (prevents integration and "economies of scale")
- **The solution: reduce the number of brands supported, unify the field organization to share "best practices", implement technology to better manage and monitor store performance, collect and track customer data to optimize and retain customers**

We believe there are significant opportunities for efficiencies in the North America salon business that should help to drive revenue AND profitability.

STARBOARD VALUE

Explore Strategic Alternatives for Non-Core Assets

Regis owns several non-core businesses that are a distraction to management and should be monetized in order to unlock significant value for shareholders

- The **Hair Club for Men** could be attractive to a number of potential strategic and financial acquirers and should be sold for a premium multiple.
- Regis' **International Salon Business,** should be divested and the overhead costs associated with running these international locations should be eliminated. The -9.4% decline in same-store-sales reported during the fiscal first quarter of 2012 reinforces this belief.
- Regis should explore alternatives for **Provalliance and Empire Education,** both of which are non-core, minority investments.

The current board has a terrible track record of overseeing both acquisitions and divestitures. New directors are needed to ensure shareholders receive maximum value for these non-core assets.

STARBOARD VALUE

Our Nominees Have a Better Plan to Create Value at Regis

Specifically, our nominees would explore the following actions:

Improve Financial Performance

- Improve same-store-sales trends through successful implementation of technology and use of "best practices"
- Reduce operating expenses by focusing on general & administrative expenses within the North America salon unit and unallocated corporate general & administrative expenses
- Set specific EBITDA margin targets and strive to achieve them over a reasonable period of time
- Measure net impact of identified cost cuts on the bottom line

Explore Strategic Alternatives for Non-Core Assets

- Explore strategic alternatives for non-core assets including Hair Club, 400 international salons, Provalliance, and the Empire Education Group
- We believe these non-core businesses have reduced operational focus within the Company and their value is not factored into the current share price

STARBOARD VALUE

Recent Changes Are Reactionary and Insufficient

While the recently announced corporate governance changes and new strategic initiatives are long overdue, these are merely reactive reforms in response to the pressure we have exerted on the Board

Starboard Suggestions	Regis Prior Statements / Actions	Regis Latest Actions / Starboard Concerns
Reduce operating expenses by up to $100 million and improve financial performance	• "Our focus is top line. I mean there are some expense control initiatives, but order of magnitude under $5 million on an annual basis. I mean the real bang for the buck is top line. That's what we're focusing on…" - Q2 2011 Conference Call on January, 26, 2011	• Regis has marginally increased its level of cost reduction targets from $20 - $30 million to $40 - $50 million • Did not adjust FY12 guidance and will not commit to EBITDA or Operating Margin targets so no assurance that cost savings will improve bottom line performance • Company has claimed $43 million of cost savings over the past three years, yet total operating expenses have increased and operating margins have deteriorated over that time period
Explore strategic alternatives for Hair Club	• Regis recently ran a strategic review process to explore a sale of the Company • This process failed to result in a transaction • A sale of Hair Club was apparently not considered	• Regis announced the retention of financial advisors to explore a sale of Hair Club • Current Board has a poor track record of making strategic and capital allocation decisions
Divest international salons	• "The retail environment in the U.K. will improve, and when it does, our profits should return to historic levels." - Q3 2008 Conference Call on April, 23, 2008	• Despite predicting a UK retail turnaround 14 quarters ago, management still has not taken action to address its international salons • During the most recent quarter, same-store-sales declined 9.4%
Monetize minority investments in Provalliance and Empire Education	• "We did increase our investment in Provalliance at the end of March and we continue to expect that that transaction will add $0.06 to earnings on an annual basis." - Q3 2011 Conference Call on April, 27, 2011 • In January 2008, Regis increased ownership of Empire Education from 49% to 55.1%	• Board chose to pay 10.0x EBITDA to increase its investment in Provalliance, a minority owned company • Board handed over voting control of Empire Education despite owning a majority of the economics • Regis received NO consideration for giving up voting control of Empire Education

Historical "Cost Cuts" are Illusory

Regis' purported cost cuts appear to be illusory as they are offset by other cost increases so that total operating expenses have actually increased and margins have declined

GAAP Operating Expenses

- In its October 2011 investor presentation, Regis claimed to have cut $43 million in costs over the past three fiscal years.
- However, total GAAP operating expenses have actually increased over that period of time.

$ in millions	2008	2009	2010	2011	2011 vs. 2008
Total Revenue	$2,481	$2,430	$2,358	$2,326	-$156
GAAP Operating Expenses [1]	$2,308	$2,321	$2,261	$2,322	$14

Total GAAP operating expenses have actually increased by $14 million over the past three years

Management's Non-GAAP Adjusted Operating Expenses

- In its October 2011 investor presentation, Regis claimed to have cut $43 million in costs over the past three fiscal years.
- However, the Company's metrics give management credit for reducing interest expense and a decline in cost of sales, yet excludes the increase in other operating costs, such as site operating expenses, that occurred over the same period.

	2008	2009	2010	2011	Change 2011 vs. 2008
Revenue	$2,481	$2,430	$2,358	$2,326	-$155
Cost Of Sales	$1,327	$1,328	$1,280	$1,263	-$64
Total Cash OpEx (Revenue - EBITDA)	$2,186	$2,154	$2,106	$2,099	-$87
Expense Reduction Excluding Cost of Sales					-$23
EBITDA	$295	$276	$252	$227	-$68
EBITDA Margin	*11.9%*	*11.4%*	*10.7%*	*9.8%*	

Even the adjusted operating expense numbers used by Regis in their recent investor presentation only implies $23 million in cost reductions:

How are shareholders benefiting from the cost cuts that management claims to have achieved if EBITDA and operating margins continue to decline?

(1) Total GAAP operating expenses as reported in Regis' 10-K.

STARBOARD VALUE

Historical "Cost Cuts" are Illusory

Don't let management's argument about the magnitude of historical cost cuts serve as a distraction. The long term trend is clear: Growth in addressable general & administrative expenses has far outpaced revenue growth and margins have declined

Long-Term Trend in Revenue and Operating Expenses

Fiscal Year Ended June	2004	2005	2006	2007	2008	2009	2010	2011	Change 2011 vs. 2004
Total Revenue	$1,923	$2,194	$2,431	$2,373	$2,481	$2,430	$2,358	$2,326	$403
% Growth	*14.2%*	*14.1%*	*10.8%*	*-2.4%*	*4.6%*	*-2.1%*	*-2.9%*	*-1.4%*	*20.9%*
G&A Expenses [1]	$182	$260	$294	$318	$322	$292	$292	$340	$158
% Growth	*11.5%*	*43.0%*	*13.0%*	*8.0%*	*1.2%*	*-9.3%*	*0.1%*	*16.4%*	*86.7%*
Non-GAAP Operating Profit [2]	$181	$176	$171	$165	$173	$156	$135	$78	-$103
% Margin	*9.4%*	*8.0%*	*7.0%*	*6.9%*	*7.0%*	*6.4%*	*5.7%*	*3.4%*	*-56.8%*

(1) Total GAAP G&A expenses as reported in Regis' 10-K. G&A Expense was classified as 'Corporate and Franchise Support Costs' in 2004 10-K.
(2) Excludes lease termination expense and goodwill impairment.

STARBOARD VALUE

Recent Changes Are Reactionary and Insufficient

A strong Board of Directors is needed to address all current <u>and</u> future decisions

	Regis Poor Board Performance	Starboard Board Member Goals
Operational Oversight	• Accepted poor financial results for years • No accountability for performance metrics (same-store-sales, operating margins)	• Hold management accountable for performance • Set operating targets that must be achieved • Adopt a sense of urgency to improve performance
Compensation	• Excessive compensation (no pay-for-performance) • Egregious retirement benefits and other perks	• Align management incentives with achievement of performance metrics and improvement in shareholder value • Always ask "how will this benefit shareholders?"
Capital Allocation	• $1.7 billion spent on acquisitions and capital expenditures / $650 million of lost enterprise value • Bad decisions on Provalliance and Empire Education • Raised equity capital at near a 5-year low	• Reverse trend of bad capital allocation decisions • Make prudent decisions based on sound financial analysis on a risk-adjusted basis
Strategic Alternatives	• Board has already run one failed strategic alternative process in the past year	• Board needs to ensure process is run with true independence to make sure the optimal result is achieved for the best interest of all shareholders
Corporate Governance	• No CEO search process • No board member search process • Long average tenure despite poor performance • Lack of relevant experience / public board experience	• Hiring CEO is critical role of the Board • Cannot take the "easy way out" • Need to ensure board has appropriate skill sets and expertise for oversight
Related Party Transactions	• Laundry list of related party transactions EVERY year	• There is no place for this in a well-governed public company • Board members must ask "how will this benefit shareholders?"

STARBOARD VALUE

Our Nominees are Better

STARBOARD VALUE

Comparison of Directors

Starboard Nominees

Name	Experience
James P. Fogarty	• Extensive experience as a President, CEO, COO, CFO, and director of public and private companies. • Executed successful turnarounds as an executive of Charming Shoppes, Inc., American Italian Pasta Company, Levi Strauss & Co., and The Warnaco Group.
Jeffrey C. Smith	• Chief Investment Officer and CEO of Starboard Value. • Former Vice President of Strategic Development for The Fresh Juice Company, Inc. • Extensive experience serving on public company Boards including: Surmodics, Phoenix Technologies, Actel Corporation, S1 Corporation, Kensey Nash Corp. and The Fresh Juice Company, Inc.
David P. Williams	• CFO of Chemed Company. • Relevant industry experience as CFO of Roto-Rooter, a distributed business model similar to Regis, which provides retail services.

Regis Nominees

Name / Tenure	Experience
Rolf F. Bjelland 1983	• No public board experience other than Regis • Executive positions with Lutheran Brotherhood, a fraternal insurance society, and was Chairman of Lutheran Brotherhood Mutual Funds until his retirement in 2002. • Director of the CUNA Mutual Fund Group of Madison, Wisconsin. • Not a truly independent director. Has served on board for over 28 years. • **Not standing for election in 2012**
Van Zandt Hawn 1991	• No public company experience other than Regis • Founder and Managing Director of Goldner Hawn Johnson & Morrison Incorporated, a private investment firm. • Former Piper Jaffray investment banker • Regis claims his background in mergers & acquisitions "has been important to our growth through acquisitions" • Not a truly independent director. Has served on board for over 20 years.
Susan Hoyt 1995	• No public board experience other than Regis • Served as Executive Vice President of Human Resources of Staples, Inc. from 1996 - 2009. • Not a truly independent director. Has served on board for over 16 years.

STARBOARD VALUE

Regis' Directors Have Limited Relevant Industry Experience, Minimal Financial Interest, and an Average Board Tenure of over 14 years

The Current Board owns less than 1% of the Company, and has sold over 690,000 shares during the past 5 years, which is almost twice the amount of shares they currently own

Name	Board Tenure	Age	Shares Held	Shares Sold	Industry Experience
Rolf F. Bjelland	1983	73	47,767 (0.08%)	-45,788 (0.08%)	Has held various executive positions with Lutheran Brotherhood, a fraternal insurance society, and was Chairman of Lutheran Brotherhood Mutual Funds until his retirement in 2002. He is a director of the CUNA Mutual Fund Group of Madison, Wisconsin.
Joseph L. Conner	2010	60	14,112 (0.02%)	0 (0.00%)	Chairman and CEO of Bellisio Foods, Inc, and serves as the Chairman of the Board of Students in Free Enterprise (SIFE). He also serves on the boards of Page Education Foundation and Change, Inc.
Paul D. Finkelstein	1987	69	230,901 (0.40%)	-527,972 (0.92%)	Chairman & CEO of Regis
Van Zandt Hawn	1991	66	36,151 (0.06%)	-10,894 (0.02%)	Founder and Managing Director of Goldner Hawn Johnson & Morrison Incorporated, a private investment firm.
Susan S. Hoyt	1995	67	36,128 (0.06%)	-17,167 (0.03%)	Has served as Executive Vice President of Human Resources of Staples, Inc. since 1996.
Michael J. Merriman	Nominee	55	0 (0.00%)	0 (0.00%)	Operating Advisor for Resilience Capital Partners, a private equity firm. Previously, CEO of The Lamson & Sessions Co., CFO of American Greetings, President and CEO of Royal Appliance Mfg. Co.
Stephen E. Watson	2008	66	19,204 (0.03%)	0 (0.00%)	Former President and CEO of Gander Mountain Company and former Chairman and CEO of Dayton Hudson Department Stores.
Total	Avg. Tenure = 14 years	Avg. Age = 65	Total = 0.67%	Total [(1)] = 1.21%	

Source: 2011 Company Proxy.
(1) Includes sales made by former Board members during the time that they served on the Board.

STARBOARD VALUE

Starboard Nominees Have Strong Relevant Experience

James P. Fogarty

- Former President, CEO, and a Director of Charming Shoppes, a multi-brand, specialty apparel retailer, where he served from April 2009 until October 2010.
  - During his tenure, Mr. Fogarty worked with his team to deliver cost reductions representing 6.1% of sales and successfully increased LTM EBITDA by 117% to $50 million, which along with the successful sale of it's credit card business and stabilization of it's revenue base, resulted in a 139% increase in the share price.
- Prior to that, Mr. Fogarty was a Managing Director of Alvarez & Marsal from 1994 until 2009.
- From September 2005 through February 2008, Mr. Fogarty was President and CEO of American Italian Pasta Company, the largest producer of dry pasta in North America.
  - During his tenure, Mr. Fogarty worked with his team to achieve cost reductions representing 5.3% of sales, substantially grew it's revenue, and successfully increased EBITDA by 98% to $95 million resulting in a 164% increase in the share price.
- From 2003 until 2005, he served as the CFO of Levi Strauss & Co., a brand-name apparel marketer.
  - During his tenure, Mr. Fogarty achieved cost reductions representing 5.0% of sales, improved margins and successfully increased EBITDA by 89% to $691 million.
- From December 2001 through September 2003, he served as Senior Vice President and CFO and for a period as a Director of The Warnaco Group, a then $1.5 billion global apparel maker, which emerged from bankruptcy in early 2003 after completing a successful turnaround.
  - During his tenure, Mr. Fogarty achieved cost reductions representing 5.5% of sales and successfully increased EBITDA by 1280% to $138 million resulting in a successful reorganization and a post-emergence 54% increase in the share price.
- **Mr. Fogarty has spent a career remaking companies -- taking tired organizations, refocusing and revitalizing them, and most importantly unleashing significant value through top line stabilization and/or restarting growth; margin expansion; cost rationalization; and cash flow generation.** We believe that the Board would benefit from Mr. Fogarty's operational and turnaround experience, including as a President, CEO, COO, CFO, and director of public and private companies. Mr. Fogarty has a proven track record that is summarized below:

	Cost Reductions [1]		EBITDA Improvement [1]		Share Price
Company	**$ Amount**	**% of Sales**	**$ Amount**	**% Increase**	**Increase [1]**
Charming Shoppes	$125	6.1%	$27	117.0%	139.0%
American Italian Pasta Co.	$30	5.3%	$47	98.0%	164.0%
Levi Strauss	$207	5.0%	$325	89.0%	N/A
Warnaco	$75	5.5%	$128	1280.0%	54.0%

(1) Measured over the course of Mr. Fogarty's tenure at each of the listed companies.

STARBOARD VALUE

Starboard Nominees Have Strong Relevant Experience

Jeffrey C. Smith

- Managing Member, Chief Executive Officer and Chief Investment Officer of Starboard Value. As a Chief Investment Officer of Starboard Value, he has significant experience evaluating companies from a financial, operational, and strategic perspective to identify inefficiencies and the resulting opportunities for value creation.
- Mr. Smith's extensive experience in a variety of industries together with his management experience in a variety of roles enable Mr. Smith to provide Regis with valuable financial and executive insights and make him well qualified to sit on Regis' Board.
- Former Vice President of Strategic Development for The Fresh Juice Company, Inc.
  - While at The Fresh Juice Company, Mr. Smith helped orchestrate three acquisitions and later initiated and completed the sale of The Fresh Juice Company to The Saratoga Beverage Group, Inc.
- Currently serves on the Board of Directors of Surmodics, Inc., a leading provider of drug delivery and surface modification technologies to the healthcare industry.
- Mr. Smith has extensive public board experience having served as the Chairman of the Board of Phoenix Technologies Ltd., and having also served as a director of Actel Corporation, S1 Corporation, Kensey Nash Corp. and The Fresh Juice Company, Inc.
- Mr. Smith served as a member of the Management Committee for Register.com, which provides internet domain name registration services.
- We believe that the Board will benefit greatly by having a representative of a significant shareholder serve on the Board.

STARBOARD VALUE

Starboard Nominees Have Strong Relevant Experience

Jeffrey C. Smith

Actel Corporation

Scenario: Joined Board of Actel on March 9, 2009 as part of a settlement agreement with the company. At the time, Actel was losing approximately $2.5 million per year on $212 million in revenue, and the stock was trading at $8.48 per share

Steps taken:

- Reduced R&D and SG&A expenses by a combined $26 million per year
- Instituted discipline around new investments adhering to strict return on invested capital guidelines
- Announced the retirement of the CEO and a new Chairman
- Hired a banker to explore a sale of the company

Result: Earnings improved dramatically with analysts projecting over $40 million in operating profit and 20% operating margins by 2011. On October 4, 2010, Actel announced the sale to Microsemi Corporation for $20.88 per share, an increase of 146% in a year and a half from when Jeff Smith joined the Board.

Phoenix Technologies

Scenario: Joined Board as Chairman of Phoenix on November 25, 2009 as part of a settlement agreement to replace a majority of the Board. At the time, Phoenix was losing approximately $23.6 million per year on $66 million in revenue and the stock was trading at $2.80 per share.

Steps taken:

- Exited and sold non-core money losing businesses for approximately $20 million and re-focused company on core BIOS product
- Hired a new CEO
- Oversaw the establishment of a short term roadmap to increase operating margins to 20%
- Hired investment bank to explore alternatives

Result: Operating margins increased from -36% to analyst expectations of approximately 20% and the company was sold to Marlin Equity Partners for $4.20 per share in November 2010, a 50% increase for stockholders in only one year.

Starboard Nominees Have Strong Relevant Experience

David P. Williams

- Executive Vice President of Chemed Company since May 2007, and its Chief Financial Officer since February 2004.
  - During his tenure, revenue has grown over 391%, net income has increased over 1115%, and Chemed's share price has increased 154%
- From 1998 until 2004, Mr. Williams was the Senior Vice President and Chief Financial Officer of the Roto-Rooter Group, a leading provider of commercial and residential plumbing and drain cleaning services and the largest subsidiary of Chemed. Roto-Rooter has a business model very similar to Regis. Both companies operate a distributed network of locations that provide retail services and operate in markets that are dominated by "mom-and-pop" competitors. Mr. William's continues to have direct oversight of the Roto-Rooter subsidiary in his current role as CFO of Chemed.
  - During his tenure, revenue grew over 130% and net income increased over 162%
- Previously, from 1995 until 1998, Mr. Williams was the Chief Financial Officer of Chemed's Omnia Group subsidiary, and from 1990 until 1995, was Senior Vice President and Chief Financial Officer of Omnicare's Veratex Group.
- Mr. Williams' depth of experience in various senior executive roles of public and private companies and his accounting and financial expertise will enable him to assist in the effective oversight of Regis.
- Mr. Williams has a proven track record that is summarized below:

	Revenue Growth (1)		Net Income Improvement (1)		Share Price
Company	$ Amount	% Growth	$ Amount	% Increase	Increase (1)
Chemed Company	$1,019,769	391.1%	$88,067	1115.6%	154.0%
Roto-Rooter Group	$200,852	130.5%	$19,605	162.4%	N/A

(1) Measured over Mr. Williams' tenure as CFO of Chemed Company and over his tenure as CFO of the Roto-Rooter subsidiary.

STARBOARD VALUE

Board Composition

Given the poor track record of Regis' Board, we could make a strong argument that a majority of the Board should be changed

- Board is not staggered; we could have asked for up to 7 seats

We elected to nominate three directors (a minority) to be more reasonable

- We believe that replacing three directors represents a reasonable, but necessary change
- We believe three seats are necessary to enact enough change and oversight on a Board that has proven its inability to effectively represent the best interest of shareholders

Change is necessary and our nominees are better

Appendix

- Director nominees
  - James P. Fogarty
  - Jeffrey C. Smith
  - David P. Williams

Director Nominees

James P. Fogarty

James P. Fogarty is the former President and Chief Executive Officer of Charming Shoppes, Inc., a multi-brand, specialty apparel retailer, where he served from April 2009 until November 2010. Prior to that, Mr. Fogarty was a Managing Director of Alvarez & Marsal ("A&M"), an independent global professional services firm, from August 1994 until April 2009. He was also a member of A&M's Executive Committee for North America Restructuring. During his tenure at A&M, Mr. Fogarty most recently served as President and Chief Operating Officer of Lehman Brothers Holdings (subsequent to its Chapter 11 bankruptcy filing) from September 2008 until April 2009. From September 2005 through February 2008, Mr. Fogarty was President and Chief Executive Officer of American Italian Pasta Company, the largest producer of dry pasta in North America. He served as the Chief Financial Officer of Levi Strauss & Co., a brand-name apparel marketer, from 2003 until 2005. From December 2001 through September 2003, he served as Senior Vice President and Chief Financial Officer and for a period as a Director of The Warnaco Group, a then $1.5 billion global apparel maker, which emerged from bankruptcy in early 2003 after completing a successful turnaround during his tenure. Prior to his tenure at A&M, Mr. Fogarty worked in the Corporate Transaction Group of KPMG Peat Marwick. He holds a B.S. in Economics and Computer Science from Williams College. He also holds an MBA and a Masters degree in Accounting from New York University's Stern School of Business.

Mr. Fogarty has spent a career remaking companies -- taking tired organizations, refocusing and revitalizing them, and most importantly unleashing significant value through top line stabilization and/or restarting growth; margin expansion; cost rationalization; and cash flow generation. We believe that the Board would benefit from Mr. Fogarty's operational and turnaround experience, including as a President, CEO, COO, CFO, and director of public and private companies.

Director Nominees

Jeffrey C. Smith

Jeffrey C. Smith is a Managing Member, Chief Executive Officer and Chief Investment Officer of Starboard Value. As a Chief Investment Officer of Starboard Value, he has significant experience evaluating companies from a financial, operational, and strategic perspective to identify inefficiencies and the resulting opportunities for value creation. Mr. Smith's extensive experience in a variety of industries together with his management experience in a variety of roles enable Mr. Smith to provide Regis with valuable financial and executive insights and make him well qualified to sit on Regis' Board. Prior to founding Starboard Value, Mr. Smith was a Partner Managing Director of Ramius LLC, a subsidiary of Cowen Group, Inc., and the Chief Investment Officer of Ramius Value and Opportunity Master Fund Ltd. (renamed the Starboard Value and Opportunity Fund). Mr. Smith was also a member of Cowen's Operating Committee and Cowen's Investment Committee. Prior to joining Ramius LLC in January 1998, he served as Vice President of Strategic Development for The Fresh Juice Company, Inc. While at The Fresh Juice Company, Mr. Smith helped orchestrate three acquisitions. He later initiated and completed the sale of The Fresh Juice Company to The Saratoga Beverage Group, Inc.

Mr. Smith also has extensive public board experience and currently serves on the Board of Directors of Surmodics, Inc., a leading provider of drug delivery and surface modification technologies to the healthcare industry. Mr. Smith was the Chairman of the Board of Phoenix Technologies Ltd., a provider of core systems software products, services and embedded technologies, from November 2009 until the sale of the company to Marlin Equity Partners in November 2010. He also served as a director of Actel Corporation, a provider of power management solutions, from March 2009 until its sale to Microsemi Corporation in October 2010. Mr. Smith is a former member of the Board of Directors of S1 Corporation, Kensey Nash Corp., The Fresh Juice Company, Inc., and Jotter Technologies, Inc. Mr. Smith served as a member of the Management Committee for Register.com, which provides internet domain name registration services.

Mr. Smith began his career in the Mergers and Acquisitions department at Societe Generale. He holds a B.S. in Economics from The Wharton School of Business at The University of Pennsylvania.

STARBOARD VALUE

Director Nominees

David P. Williams

David P. Williams has been the Executive Vice President of Chemed Company since May 2007, and its Chief Financial Officer since February 2004. Chemed is a public company with over $1.3 billion in annual sales that provides hospice care, and repair and maintenance services. From 1998 until 2004, Mr. Williams was the Senior Vice President and Chief Financial Officer of the Roto-Rooter Group, a leading provider of commercial and residential plumbing and drain cleaning services and the largest subsidiary of Chemed. Roto-Rooter has a business model very similar to Regis. Both companies operate a distributed network of locations that provide retail services and operate in markets that are dominated by "mom-and-pop" competitors. Previously, from 1995 until 1998, Mr. Williams was the Chief Financial Officer of Chemed's Omnia Group subsidiary, a manufacturer of disposable healthcare products, and from 1990 until 1995, was Senior Vice President and Chief Financial Officer of Omnicare's Veratex Group, a national distributor of disposable medical, dental and pharmaceutical products. Prior to joining Chemed, Mr. Williams was with Price Waterhouse in their Comprehensive Professional Services Group, from 1983 until 1990. Mr. Williams holds a B.A. degree in accounting from Michigan State University and an M.B.A. from Michigan State University's Executive Management Program. Mr. Williams was on the executive committee and the board of trustees of one of the largest Ronald McDonald house operations in the United States from 2006 until 2010 and previously served on the board of trustees of Kids Helping Kids, an intensive 24/7 drug rehabilitation program. Mr. Williams' depth of experience in various senior executive roles of public and private companies and his accounting and financial expertise will enable him to assist in the effective oversight of Regis.